UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2004
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                      Transnational Financial Network, Inc.
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        (Exact name of small business issuer as specified in its charter)


California                           1-14219                      94-2964195
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(State or other jurisdiction        (Commission File        (I.R.S.Employer
of incorporation)                     Number)             Identification No.)

401 Taraval Street, San Francisco, CA                            94116
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(Address of principal executive offices)                         (Zip Code)



(Registrant's telephone number, including area code: (415) 242-7800




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(Former name, former address and former fiscal year, if changed since last report)

Item 12.Results of Operation and Financial Condition.

On Tuesday, March 16, 2004, the registrant issued the following press release reporting its results of operations for the quarter ended January 31, 2004:

News Release
For Immediate Release:
March 16, 2004

          Transnational Financial Network Reports Third Quarter Results

Transnational Financial Network, Inc. (TFN - AMEX), a wholesale and retail mortgage banking company, has reported its 6th consecutive quarterly profit with net income of $32,741 for the quarter ending January 31, 2004. This represents a decline of $201,891, or $0.03 per share, from the same quarter of the prior fiscal year. These results are indicative of our loan production levels, which declined 57% from $439 million in the quarter ended January 31, 2003 to $191 million in the current quarter.

"We completed two forward delivery commitments which impacted the third quarter and which generated additional income of approximately $334,000. The benefit from this positive development was partially offset by a reduction to earnings of approximately $2,000 from a decline in the value of the fair value of financial instruments."

Joseph Kristul, Chairman and CEO, commented: "The quarter ended January 31, 2004 covers a period of time with seasonally lower lending volumes and was compounded by the mortgage lending industry contraction brought on by higher interest rates. It now appears that the decline in funding volume levels has ceased, and we are beginning to experience robust growth in loan application volumes. This improving trend in production levels reflects the recent decline in lending rates, the movement into a more active lending season and new additions to our loan production staff."

"We believe the quick actions taken by management to reduce costs in the face of falling production levels was responsible for our ability to maintain profitable operations despite the significant industry contraction. We are poised to take advantage of new business opportunities without significant increases to our current cost structure. Our ability to capitalized on the anticipated growth in lending volumes will be enhanced by the following:

1. We ended the quarter with more than $5 million, or $0.75 per share of cash and short-term receivables. Our book value per share at the end of the quarter was $1.22. We will use our cash position to pursue strategic opportunities. These opportunities take multiple forms, including:

     o Recruiting more highly qualified people as they become available, particularly on the production side of our business;

     o Adding additional net branch alliances with successful independent retail brokerage offices;

     o Strategic alliances, including potential acquisition opportunities. We are strategically focused on pursuing firms with a complementary customer base if we can acquire such firms at reasonable prices. While I have nothing to report on this subject at this time, we are increasingly presented with opportunities to assess.

2. Our commitment to maintain profitability has led us to make continuing reductions in our operating expenses. For example, the monthly run-rate of our total indirect expenses was approximately 6% lower at the end of the current quarter and 10% lower at the end of the prior quarter.

"We continue to utilize forward delivery commitments to optimize our gain on sale over time. However, the timing of completion and the size of these commitments have been and will remain irregular. We are trying to negotiate these forward commitment payouts into our regular gain on sale pricing into the secondary markets. To the extent we are successful, our gain on sale will stabilize at slightly higher levels and we will see fewer and smaller lump sum forward delivery commitment payout fees received."

"The Mortgage Bankers Association disagreed with the SEC on the accounting for derivatives related to interest rate lock commitments. However, in March 2004, the SEC issued new rules regarding these derivatives, which we anticipate will substantially require us to take a non-cash charge to income of approximately $324,000 in the fourth fiscal quarter. We recognize that the SEC's interpretation does not contemplate all of the concerns of participants in the industry, and as a practice, we have historically discussed our results with and without the effect of such derivatives."

                      Transnational Financial Network, Inc.

                Condensed Statements of Operations and Production

                                   (Unaudited)


                                               For the Three Months Ended                         For the Nine Months Ended

                                                 January 31,  January 31,                 January 31,   January 31,
                                                        2004         2003  % Chng.               2004          2003   % Chng.
-----------------------------------------------------------------------------------------------------------------------------

Revenue:
    Net gain on sale of mortgages                $ 1,438,553  $ 1,995,895      -28%        $ 5,520,706  $ 4,271,776        29%
    Production revenue                             1,495,656    3,674,158      -59%          7,640,815   10,669,875       -28%
    Other revenue                                     21,309       18,917       13%             54,107      111,391       -51%
                                                 -----------  -----------                   ----------  -----------

    Total revenue                                  2,955,518    5,688,970      -48%         13,215,628   15,053,042       -12%

Direct expense:
    Commission and production incentives             893,245    2,273,723      -61%          4,735,862    6,764,400       -30%
    Production expense                               225,074      481,044      -53%          1,025,531    1,212,569       -15%
    Pair-off fees                                      4,149       20,386      -80%             (4,987)      20,386      -124%
    Provision for early payoff penalties              30,000       90,000      -67%            100,000      270,000       -63%
                                                 -----------  -----------                    ---------  -----------

    Total direct expense                           1,152,468    2,865,153      -60%          5,856,406    8,267,355       -29%

Net interest income (expense)
    Interest income on loans in warehouse            243,702      735,952      -67%            959,174    1,536,246       -38%
    Interest expense on loans in warehouse          (217,443)    (841,289)     -74%         (1,059,133)  (1,731,594)      -39%
                                                 -----------  -----------                    ---------  -----------
Net interest income                                   26,259     (105,337)      nm             (99,959)    (195,348)      -49%
                                                 -----------  ------------                   ---------  -----------

Gross profit on mortgage activities                1,829,309    2,718,480      -33%          7,259,263    6,590,339        10%

Indirect expense

    Salaries and benefits                          1,024,971    1,211,064      -15%          3,371,285    3,359,175         0%
    General                                          480,660      818,259      -41%          1,620,025    2,140,454       -24%
    Occupancy                                        171,799      179,526       -4%            526,085      580,793        -9%
    Depreciation                                      22,271       23,964       -7%             75,341       70,500         7%
                                                 -----------  -----------                  -----------  -----------

    Total indirect expense                         1,699,701    2,232,813      -24%          5,592,736    6,150,922        -9%
                                                 -----------  -----------                  -----------  -----------

    Operating income                                 129,608      485,667      -73%          1,666,527      439,417       279%

Non-operating income (expense):
    Other interest expense                           (89,469)     (99,435)     -10%           (335,258)    (268,434)       25%
    Other income (expense), including
     SFAS 133 adjustment                              (1,900)    (151,600)     -99%           (232,800)     134,803      -273%
                                                 ------------ ------------                 -----------  -----------

    Total non-operating income (expense)             (91,369)    (251,035)     -64%           (568,058)    (133,631)      325%
                                                 ------------ ------------                 -----------  ------------

Income before taxes                                   38,239      234,632      -84%          1,098,469      305,786       259%

Provision for income taxes                             5,498            -        nm             71,265            -        nm
                                                 -----------  -----------                  -----------  -----------

                       Net income                $    32,741  $   234,632      -86%        $ 1,027,204  $   305,786       236%
                                                 ===========  ===========                   ==========  ===========


Production ($ millions):
Wholesale                                        $       103  $       197      -48%        $       485   $      471         3%
Retail                                                    88          242      -64%                487          700       -30%
                                                 -----------  -----------                  -----------   -----------
    Total production                             $       191  $       439      -57%        $       972   $    1,171       -17%



Transnational Financial Network, Inc. is a wholesale and retail mortgage banker that originates, funds and sells mortgage loans secured by one to four family residential properties. Through its strong sales and broker service programs, the Company has built a foundation for growth and expansion, principally in the markets of Northern California, Southern California and Phoenix, Arizona.

This News Release may contain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct.

SOURCE Transnational Financial Network, Inc.

CONTACT: Joseph Kristul, CEO of Transnational Financial Network, Inc.,
         +1-415-242-8840 URL: http://www.transnational.com


CONTACT: Dawn Van Zant, ECON Investor Relations, Inc., 1-866-730-1152
         dvanzant@investorideas.com
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For full details, click here:
         http://www.investorideas.com/Companies/Transnational/NewsReleases.asp
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: March 19, 2004
                                       Transnational Financial Corporation


                                       /s/ Joseph Kristul
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                                       Joseph Kristul, President